Exhibit 99.1

Personal and Confidential

Julie A. Cook

Vice President, Human Resources

(630) 954-2036 (office)

(630) 215-9187 (cell)

jcook@federalsignal.com

February 12, 2014

By Electronic and Regular Mail Joseph W. Wilson 10993 Pioneer Trail Frankfort, IL 60423

Dear Joe:

As discussed, your employment with Federal Signal Corporation (the “Company”) terminated on January 24, 2014 (the “Separation Date”).

All terms and conditions set forth below are subject to approval by the Compensation and Benefits Committee (the “CBC”). Subject to the CBC’s approval, your separation will be treated as a voluntary retirement for purposes of your outstanding equity award agreements (stock options and performance based restricted stock units) upon the terms and conditions set forth in this letter agreement.

If the CBC approves, you will have twenty-one (21) days from your receipt of written notice of the CBC’s approval to accept this letter agreement and seven (7) days thereafter to revoke your acceptance. Also, the offer contained in the Release and Severance Agreement provided to you on January 14, 2014 (the “Initial Agreement”) shall be considered null, void, and withdrawn. If the CBC declines, you will be given twenty-one (21) days from your date of notice of its decision to accept the Initial Agreement (as modified to reflect the Separation Date) and seven (7) days thereafter to revoke your acceptance.

You may not execute either this letter agreement or the Initial Agreement until you receive written notification of the CBC’s determination.

1.	Retirement

The following terms apply to your voluntary retirement:

(a)	Vesting of your 13,000 performance based restricted stock units earned at 200% in 2012 will be accelerated. Shares of Company stock underlying the performance based restricted stock units will be distributed during January 2015, subject to all applicable taxes and withholdings.

Joseph W. Wilson

February 12, 2014

(b)	Subject to your full compliance with the terms and conditions of this letter agreement (including but not limited to the post-employment restrictions set forth in Section 6 of this letter agreement) and the Non-Compete Agreement dated May 10, 2005, one-third (1/3) of the 9,226 performance based restricted stock units (i.e., 3,076 stock units) granted to you in 2013 shall vest on February 1, 2015, at such percentage equal to the CBC’s approved level of vesting for performance year 2013. Shares of Company stock underlying the performance based restricted stock units will be distributed during February 2015, subject to all applicable taxes and withholdings. All remaining performance based restricted stock units granted to you in 2013 shall be forfeited as of the Separation Date.

For example, if the CBC approves vesting at 200% for performance year 2013, your 3,076 restricted stock units would double to 6,152. Assuming you are in compliance with this letter agreement and the Non-Compete, these units would vest on February 1, 2015 and be distributed to you during February 2015.

(c)	All outstanding options previously vested will remain exercisable from the shorter of any time prior to their expiration date or three (3) years from the Separation Date. Options awarded in 2004 will expire on February 12, 2014. Attached as Exhibit A is a list of your outstanding vested options. You may exercise such options using a “cashless exercise.”

(d)	All options other than those described in paragraph (c) above shall be forfeited as of the Separation Date.

(e)	Your 2013 Short-Term Incentive Bonus will be calculated and paid in the amount and timeframe consistent with other eligible Short-Term Incentive Bonus Plan participants.

(f)	You acknowledge and agree that you shall not be entitled to severance benefits under the Executive General Severance Plan or the General Severance Pay Plan.

(g)	The Company agrees to extend the maximum duration for non-extended continuation in its group health insurance plan under COBRA from eighteen (18) to thirty-six (36) months for you and your qualified beneficiaries, subject to earlier termination per COBRA and subject to the conditions below. You agree to inform the Company immediately in the event you or any of your qualified beneficiaries becomes eligible to participate in another health insurance plan by means of subsequent employment or otherwise. In such event, the maximum duration of non-extended COBRA coverage under the Company’s group health plan shall be the longer of: (i) eighteen (18) months, or (ii) the date of eligibility for coverage under another health insurance plan, subject to a cap of thirty-six (36) months and subject to earlier termination per COBRA. As set forth below, you are responsible for the full cost of all premiums associated with COBRA coverage at all times.

Joseph W. Wilson

February 12, 2014

The foregoing consideration is in addition to any vested and accrued compensation or benefits to which you may already be entitled, such as 401(k) benefits and health plan continuation under COBRA.

Whether or not you sign this letter agreement, you will be paid any unpaid salary earned through the Separation Date. You have no earned but unused vacation days. You have the opportunity to request disbursement or transfer of your Retirement Savings Plan. Your coverage under the Company’s group health plan continues through midnight on January 31, 2014. You will be offered an opportunity to continue benefits under COBRA at full cost to you. Information regarding COBRA will be sent to you under separate cover from Health Care Services Corporation (“HCSC”). Balances in your Non-Qualified Retirement Savings Plan as prescribed by your annual election forms will be distributed in January 2015. Last, you are eligible for Retirement Benefits as defined in the Federal Signal Retirement Plan (as Amended and Restated Effective as of January 1, 2010).

2.	General Release

On behalf of yourself and your heirs, executors, administrators, attorneys and assigns, you hereby waive, release and forever discharge the Company and its subsidiaries, divisions and affiliates, whether direct or indirect, its and their joint ventures and joint venturers, its and their respective successors and assigns, and each of its and their respective past, present, and future directors, officers, principals, employees, shareholders, members, partners, consultants, contractors, agents, attorneys, and representatives (hereinafter collectively referred to as “Releasees”), from and with respect to any and all actions, causes of action, claims and liabilities, known and unknown, of any kind, character, and nature, now existing or which may hereafter arise, by reason of any act, occurrence, or omission by the Company and/or any other Releasee from the beginning of time through the date on which you sign this letter agreement arising out of or related to your employment with the Company, the cessation of your employment, and/or your separation and retirement therefrom. Without restricting the generality of the foregoing, actions, causes of action, claims and liabilities waived, released, and discharged include but are not limited to those arising out of, during, connected to, and/or relating to your employment and/or separation from employment with the Company and/or any other Releasee, including but not limited to those based in whole or in part on: (a) breach of any actual, implied, or purported contract, whether written or oral, express or implied; (b) breach of personnel policies or employee handbooks; (c) promissory or equitable estoppel or detrimental reliance; (d) breach of any statutory or common law duty or obligation, including but not limited to, fiduciary duty, the covenant of good faith and fair dealing, impairment of economic opportunity, intentional and/or negligent infliction of emotional distress, defamation, libel, slander, fraud, misrepresentation, interference with contractual relations, interference with prospective economic advantage, assault, battery, negligence, invasion of privacy, false imprisonment, bad faith, or other tort; (e) any act contrary to the public policy of any State or Federal government, including but not limited to the United States Government or the State of Illinois; (f) wrongful discharge, retaliatory discharge, or whistleblowing; (g) the Executive General Severance Plan, the General Severance Plan, the Company’s Short-Term Incentive Bonus Plan, and any other

Joseph W. Wilson

February 12, 2014

incentive compensation plan; (h) the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Rehabilitation Act, the Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Family and Medical Leave Act, the National Labor Relations Act, the Pregnancy Discrimination Act, Title VII of the Civil Rights Act, the Civil Rights Acts of 1964 and 1991, Title 42 United States Code Sections 1981 through 1988, the Uniformed Services Employment and Reemployment Rights Act, all Illinois Acts, the Illinois Wage Payment and Collection Act, the Illinois Minimum Wage Law, the Illinois Human Rights Act, the Cook County Human Rights Ordinance, the City of Chicago Human Rights Ordinance, all Illinois leave laws and wage payment laws, and any other federal, state, local, county or municipal statute or ordinance relating to employment or employment discrimination or regulating any aspect of the employment relationship, each as amended to date.

Excluded from this release are any claims which cannot be waived or released in this manner as a matter of law, including claims for any workers’ compensation injury (the existence of which you represent and warrant you currently are unaware), and the right to file an administrative charge of discrimination. However, you agree that you are hereby waiving and releasing your right to any monetary recovery should an administrative agency or anyone else pursue a charge or other claim on your behalf against the Company and/or any other Releasee. Notwithstanding the foregoing, this letter agreement is not intended to operate as a waiver or release of any retirement or pension benefits that are vested, the eligibility and entitlement to which shall be governed by the terms of the applicable plan. Nothing herein is intended to operate as a waiver or release of any indemnification or similar rights or benefits under the Company’s or its subsidiaries’ charter or bylaws or under directors’ and officers’ or similar insurance policy which may be applicable or provide coverage to you under its terms. Nothing herein is intended to operate as a waiver or release of the consideration provided to you in this letter agreement (including pursuant to Section 1(a), (b), (c), (e) and (g)).

This letter agreement shall constitute a complete defense to any lawsuit or other claim filed with respect to released matters. Further, should you pursue a lawsuit against the Company or any other Releasee with respect to any matter released herein, you agree that all of the following apply: (a) th e lawsuit shall be null and void and must be summarily withdrawn and/or dismissed with prejudice; (b) you will pay all costs, expenses, damages, and attorneys’ fees incurred by the Company and/or other Releasee in responding to or defending such lawsuit (other than a lawsuit brought under the ADEA); and (c) you will pay all costs and expenses and attorneys’ fees incurred by the Company and/or other Releasee in seeking enforcement of this letter agreement (other than in connection with a lawsuit brought under the ADEA).

You expressly agree never to assert a right to reinstatement of employment with the Company and/or any other Releasee and expressly forever release and discharge the Company and all other Releasees from any obligation to employ you in any capacity. You expressly agree that this letter agreement is good and sufficient grounds for the Company and any other Releasee to refuse to employ you should you attempt to apply for employment in the future.

Joseph W. Wilson

February 12, 2014

You acknowledge, represent, warrant, and agree that, together with the payment to you of your earned but unpaid vacation and salary through the Separation Date, the consideration described herein fulfills and discharges all compensation obligations of the Company and/or any other Releasee to you of any kind or character including, but not limited to, salary, unpaid vacation, bonus, severance pay, incentive compensation, performance share units, stock options, salary continuation, overtime compensation, compensatory time, notice, and any other compensation and benefits to which you may have been entitled at and as of the Separation Date under any plan, policy, program or contract. You further acknowledge, represent, warrant, and agree that you are not entitled to, and that you will not claim, any other compensation, benefits, or sums from the Company and/or any other Releasee.

3.	Representations and Warranties

You represent and warrant that:

(a)	you have not filed or otherwise cooperated in the authorization of the filing of any complaints, charges or lawsuits against the Company and/or any other Releasee;

(b)	you have the authority to enter into this letter agreement as a binding obligation on you, and your family, heirs, and executors;

(c)	you have not assigned any rights, claims, demands, charges, obligations, damages, losses, causes of action, or suits of any kind and/or description, legal and/or equitable, against the Company and/or any other Releasee to any person or entity;

(d)	you have returned to the Company, and have not kept or maintained any copy or image in any format whatsoever, all of its property (including but not limited to identification badge, credit/calling cards, cell phone, laptop computer, information technology equipment, pager, PDA/Blackberry, mobile phone, parking tag, documents and records, and other physical or personal property of the Company in your possession or control);

(e)	you have submitted to Company all business expenses for which you are entitled to reimbursement under the Company’s expense reimbursement policy and you have been fully and completely reimbursed; and

(f)	you enter into this letter agreement knowingly and voluntarily, not as a result of threats or coercion, and having been advised in writing hereby to consult with an attorney of your choosing prior to signing this letter agreement.

Joseph W. Wilson

February 12, 2014

4.	Non-Admission of Liability

This letter agreement does not constitute an admission of wrongdoing by you, the Company, or any other Releasee. The Company is entering into this letter agreement in recognition of your service, to ease your transition, and to avoid the uncertainty and expense associated with litigation.

5.	Confidentiality, Non-Disparagement, Cooperation

You agree from and at all times after today to keep strictly confidential the existence and terms of this letter agreement, and you further agree that you will not disclose them to any person or entity, other than to your immediate family, your attorney, and your financial advisor, or except as may be required by law.

You acknowledge that after your Separation Date you shall not represent yourself to be an employee of the Company and/or any other Releasee nor take any action which may bind the Company and/or any other Releasee with regard to any customer, supplier, vendor or any other party with whom you have had contact while performing your duties as an employee of the Company and/or any other Releasee.

You further agree that from and after today you shall not take any actions or make any statements to the public, future employers, current, former or future employees of the Company and/or any other Releasee or any other third party whatsoever that disparage or reflect negatively on the Company and/or any other Releasee provided, however, this provision shall not prohibit you from testifying truthfully in any legal proceeding.

You agree to provide reasonable cooperation and assistance to the Company with respect to areas and matters in which you were involved during your employment, including any threatened or actual investigation, regulatory matter and/or litigation concerning the Company, and to provide to the Company, if requested, Information and counsel relating to ongoing matters of interest to the Company. The Company will, of course, take into consideration your personal and business commitments, will give you as much advance notice as reasonably possible, and ask that you be available at such time or times as are reasonably convenient to you and the Company. The Company agrees to pay you at the rate of $150 per hour for all such cooperation and assistance approved by the Company in advance in writing and to reimburse you for the actual out-of-pocket expenses you incur as a result of your complying with this provision, subject to your submission to the Company of documentation substantiating such time and expenses as the Company may require.

6.	Post-Employment Covenants

You acknowledge and hereby re-affirm the terms and conditions of the Non-Compete Agreement with Company dated May 10, 2005. Any breach of the Non-Compete shall also constitute a breach of this letter agreement.

Joseph W. Wilson

February 12, 2014

In addition to the covenants contained in the Non-Compete Agreement, you agree that for a period of one (1) year after the Separation Date, you will not, without the prior written consent of the Company, engage directly or indirectly (as an employee, consultant, independent contractor, officer, or in any other capacity) in any business or enterprise that is in competition with the Company or its subsidiaries or affiliates and for which you had any management or supervisory responsibility for while employed by the Company. A business or enterprise will be deemed to be in competition if it is engaged in any significant business activity that the Company and/or any subsidiary or other affiliate is engaged in within the United States of America.

For a period of one (1) year following the Separation Date, you further agree that you will not, directly or indirectly, hire away or participate or assist in the hiring away of any person employed by the Company or any subsidiary or other affiliate on the Separation Date and you will not solicit nor encourage any person employed by the Company or any subsidiary or other affiliate on or after the Separation Date to leave the employ of the Company or any subsidiary or other affiliate.

Proprietary information, confidential business information and trade secrets (hereinafter collectively “Confidential Information”) which became known to you as an employee of the Company remains the property of the Company. Such Confidential Information includes, but is not limited to, materials, records, books, products, business plans, business proposals, software, personnel information and data of the Company and its affiliates and its customers, but excludes information which is generally known to the public or becomes known except through your actions or the breach of another under a duty to maintain confidentiality. You agree from and after today that you will not at any time, directly or indirectly, disclose Confidential Information to any third party or otherwise use such Confidential Information for your own benefit or the benefit of others. Upon your receipt of a subpoena or legal process that includes or may include an obligation to disclose Confidential Information, to the extent not prohibited by applicable law, you shall immediately notify, and provide a copy of the same to, Company’s General Counsel (or other officer of Company) and you agree to take such actions as reasonably requested by the Company (at its expense) sufficient to permit Company the opportunity to intervene and assert objections to the production of such Confidential Information or otherwise contest the production of Confidential Information.

You acknowledge and agree that the provisions of this Section 6 are reasonable and not unduly restrictive of your rights as an individual and warrant that, as of the date you sign this letter agreement, you have not breached any of the provisions of this Section 6 or the Non-Compete Agreement.

You acknowledge and agree that in the event that you breach any of the provisions of this Section 6, such breach will result in immediate and irreparable harm to the business and goodwill of the Company for which it will lack an adequate remedy at law. Further, in the event of such breach or threatened breach: (a) the Company will be entitled to temporary, preliminary, and permanent injunctive relief against you and anyone else benefitting from your actions (without necessity of posting any bond, the requirement for which you hereby waive); (b) the additional

Joseph W. Wilson

February 12, 2014

consideration provided to you under paragraph 1 that you would not be entitled to except under this letter agreement (the “Additional Retirement Benefits”) shall immediately cease and the Company shall be entitled to recover any previous payments of Additional Retirement Benefits; and (c) you shall be obligated to pay to the Company its costs, expenses, and attorneys’ fees incurred in enforcing this letter agreement.

In the event a court of competent jurisdiction determines that any post-employment restriction set forth in this Section 6 is over-broad or otherwise unenforceable, the Court may modify said restriction to provide for the fullest extent of restriction permissible under existing law.

7.	General Matters

You acknowledge and agree that, in signing this letter agreement, you do not rely and have not relied on any representation or statement by the Company or by its employees, agents, representatives, or attorneys with regard to the subject matter, basis or effect of the letter agreement that is not contained in this letter agreement or the Non-Compete Agreement. Together with the Non-Compete Agreement, this letter agreement contains the entire agreement between the parties with respect to the subject matter hereof.

This letter agreement is deemed made and entered into in the State of Illinois, and in all respects shall be interpreted, enforced and governed under the laws of the State of Illinois, without giving effect to its choice of laws provisions, to the extent not preempted by federal law. Any dispute under this letter agreement shall be adjudicated by a court of competent jurisdiction in the State of Illinois.

The language of all parts of this letter agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either party. The provisions of this letter agreement shall survive any termination of this letter agreement when necessary to effect the intent and terms of this letter agreement expressed herein.

If any of the provisions of this letter agreement shall be held to be invalid by a court of competent jurisdiction, such holding shall not in any way whatsoever affect the validity of the remainder of this letter agreement.

No modification of any provision of this letter agreement shall be effective unless made in writing and signed by you and by me or another duly authorized senior officer of the Company. This letter agreement shall not be assignable by you.

Please indicate your agreement and acceptance of these provisions by signing and dating this letter agreement and returning it to me not later than 21 days after your receipt of the CBC’s determination described on page 1 of this letter agreement.

You are encouraged to consult with an attorney of your choice, at your own expense, prior to signing this letter agreement and you acknowledge that you have done so. You have twenty-one (21) days from the date of your receipt of written notice of the CBC’s

Joseph W. Wilson

February 12, 2014

determination described on page 1 of this letter agreement to review this letter agreement. You may execute this letter agreement any time in advance of the expiration of the 21 day period and thereby waive the remainder of said period. If not accepted within said 21 day period, the offer contained in this letter agreement is considered null, void, and withdrawn. You are further advised that you may revoke this letter agreement within seven (7) days after its signing. Your acceptance and any revocation must be timely submitted to Julie A. Cook, Human Resources Department, at 1415 W. 22nd Street, Oak Brook, IL 60523. If you revoke this letter agreement, the terms of this letter agreement will not become effective.

Best wishes for success in your future endeavors.

Sincerely yours,

/s/ Julie A. Cook
Julie A. Cook
Vice President, Human Resources, Federal Signal Corporation

AGREED AND ACCEPTED

I agree to the terms of this letter agreement.

/s/ Joseph W. Wilson	February 15, 2014
Joseph W. Wilson	Date

Participant Statement		Federal Signal Corporation

Exercisable as of 2/7/2014

Joseph Wilson

10993 Pioneer Trail

Frankfort, IL 60423

Signal

Grant Date	Expiration Date	Plan ID	Grant Type	Granted	Grant Price	Outstanding	Exercisable		Aggregate Exercise Amount
02/12/2004	02/12/2014	1996	NQ	500	$18.8900	500	500	current	$9,445.00
02/12/2004	02/12/2014	1996	NQ	500	$18.8900	500	500	current	$9,445.00
02/08/2006	02/08/2016	2005	NQ	3,000	$16.9400	3,000	3,000	current	$50,820.00
02/26/2007	02/26/2017	2005B	NQ	3,400	$16.1000	3,400	3,400	current	$54,740.00
02/22/2008	02/22/2018	2005B	NQ	22,000	$10.5900	22,000	22,000	current	$232,980.00
02/20/2009	02/20/2019	2005B	NQ	16,400	$6.6800	16,400	16,400	current	$109,552.00
04/26/2010	04/26/2020	2005B	NQ	12,100	$10.0400	12,100	12,100	current	$121,484.00
05/04/2011	05/04/2021	2005B	NQ	16,972	$6.5200	16,972	11,315	current	$73,773.80
05/09/2012	05/09/2022	2005B	NQ	26,190	$5.5000	26,190	8,730	current	$48,015.00
Optionee Totals	Exhibit A						77,945